Exhibit 10(bb)               Settlement Agreement

            This SETTLEMENT AGREEMENT dated October 22, 1998 is between and among the following:

            TRANSTECH INDUSTRIES, INC., a Delaware corporation (formerly named Scientific Chemical Treatment Company, Inc. and Scientific, Inc.) ("Transtech") and KIN-BUC, a New Jersey Corporation ("KB") (referred to collectively as the, "Transtech Parties"), and

            INMAR ASSOCIATES, INC., a New Jersey corporation, successor by consolidation of Inmar Realty, Inc., a New Jersey corporation ("Inmar"), and TANG REALTY, INC., a New Jersey corporation ("Tang")and DOCK WATCH QUARRY PIT, INC., a New Jersey corporation, and MARVIN H. MAHAN, for and as to himself (referred to collectively as the "Inmar Parties").

            WHEREAS, the parties to this Agreement wish to formally and completely resolve between and among themselves certain issues and claims; and

            WHEREAS, the parties to this Agreement are also parties in a certain litigation pending in the United States District Court for the District of New Jersey entitled Transtech Industries, Inc., et al. v. A&Z Septic Clean, et al., Civil Action Number 2-90-2578(HAA) ("Kin-Buc Cost Recovery Action"); and

            WHEREAS, Kin-Buc, Inc. has filed suit against Inmar Associates in the Superior Court of New Jersey, Chancery Division, Morris County, Docket Number MRS-C-249-96, which such litigation involves, among other things, claims on the part of Kin-Buc, Inc. arising out of a certain contract between the parties dated December 29, 1988 which pertains to the sale and utilization of certain clay reserves through which such action Kin-Buc, Inc. has previously secured a default judgment in the amount of $1.1 million; and

            WHEREAS, the parties in 1997 have entered into certain agreements with Waste Management, Inc., a Delaware corporation (formerly named WMX Technologies, Inc.) and other corporate entities related thereto relative to claims and liabilities arising out of the Kin-Buc Landfill in Edison Township, New Jersey which is owned and operated by Transtech and/or its subsidiaries; and

            WHEREAS, the Transtech Parties, Inmar, Dockwatch and Marvin H. Mahan are all parties to the Kin-Buc Cost Recovery Action, in which they have raised certain claims based the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA") and other statutory and common law theories of recovery against other parties, which such other parties have directed similar claims against the Transtech Parties, Inmar, Dockwatch and Marvin H. Mahan; and

            WHEREAS, the Transtech Parties, Inmar, Dockwatch and Marvin H. Mahan have entered into an agreement which seeks to settle and dismiss, among other things, the claims alleged by Waste Management Inc. and its affiliates, including claims arising under CERCLA, in the Kin-Buc Cost Recovery Action (the "Waste Management
- Transtech Settlement Agreement"); and

            WHEREAS, the parties have previously entered into settlement agreements with Waste Management, Inc. and other parties, including "AFP Group" which filed certain fraudulent conveyance counterclaims in November 1992 and February 1996 within the context of the Kin-Buc Cost Recovery Action, in which the counter claimants sought to have certain alleged fraudulent transfers or conveyances voided;

            WHEREAS, Transtech has been negotiating with Inmar, Tang and Marvin H. Mahan (collectively, the "Mahan Interests") toward a settlement of disputes with Transtech, namely, Inmar's demand for damages for loss of value of property adjoining the Kin-Buc Landfill, the sharing of expenses of the AT&T Suit, and the reimbursement of remediation costs at the Tang site. Negotiations have included the satisfaction of Kin-Buc's $ 1.1 million judgment against Inmar and the Mahan Interests' cooperation in the prosecution of the suit against Transtech's insurers.

            NOW THEREFORE, in consideration of the agreements and undertakings being made by the parties, including the execution and implementation of settlement agreements arising out of all components of the existing Kin-Buc Cost Recovery Action, including the fraudulent conveyance counterclaim litigation related thereto, and for other good and valuable considerations and the mutual promises and covenants contained herein, the receipt and sufficiency of which the parties acknowledge, the Transtech Parties, Inmar Associates, Inc., Tang Realty and Marvin H. Mahan do hereby agree as follows:

      1.    Execution and Implementation of Kin-Buc Related
            Settlements
            Marvin H. Mahan, Inmar Associates and Tang Realty have previously executed all settlement agreements arising within the context of the Kin-Buc Cost Recovery Action (including all settlement documents pertaining to the Waste Management - Transtech Settlement Agreement) and have agreed to support and implement such agreements, including taking whatever actions are necessary to support and advance certain pending motion practice within the Kin-Buc Cost Recovery Action that seeks the Court's approval of the aforenoted settlements. Marvin H. Mahan, Inmar Associates, Inc. and Tang Realty hereby agree to execute whatever supplemental or additional documents may be required by Transtech or Waste Management pursuant to the terms and conditions of the previously executed settlement documents.

      2.    Assignment of Insurance Claims
             The Inmar Parties and the other named insureds under the Insurance Policies hereby agree to assign, transfer or otherwise convey all rights, claims, causes of action and demands which they have, possess or may possess with respect to any and all excess insurance policies, in which they are noted or are named to be insureds or additional insureds. Such policies are presently the subject of a declaratory judgment action pending in the Middlesex County Superior Court (the "Middlesex County Coverage Action"). In such action, Transtech Industries has advanced claims for coverage relating to the Kin-Buc Landfill and the Chemsol Superfund site situated in Piscataway, New Jersey. A copy of the relevant declaratory judgment action complaint is attached hereto as Exhibit A.

            The Inmar Parties and the other named insureds shall cooperate with Transtech Industries and its counsel with respect to the litigation of the declaratory judgment action and any resolution, whether by settlement or judgment which arises with respect to the same.

      The Inmar Parties and the other named insureds on behalf of themselves and any other related entity or entities in which any Inmar Party may have an interest shall, contemporaneous with the execution of this document, execute the assignment agreement attached hereto as Exhibit B. Further, the Inmar parties and the other named insureds shall cooperate with Transtech Industries and its counsel with respect to execution of such other and further documents as Transtech's counsel may require for assignment and/or settlement in the Insurance claims whether part of the Middlesex County Coverage Action or otherwise.

      3.    Payment To Marvin H. Mahan's Legal Fees
             Transtech has agreed to pay to Marvin H. Mahan the sum of $200,000.00, which payment is in full and complete settlement for any and all claims for indemnification for which Marvin H. Mahan has directed against Transtech Industries in matters pertaining to the Carlstadt Superfund site, including claims directed against Mr. Mahan which were the subject of a certain litigation entitled, AT&T, et al. vs. Inmar Associates, et al., docket number 88-4267(WHW), and in consideration of assignment by Marvin H. Mahan of the rights under the Insurance Policies. Such action has previously been settled on the part of Transtech Industries, Inmar Associates and Marvin H. Mahan and the Federal District Court has formally approved such settlement. The $200,000.00 to be paid to Marvin H. Mahan is to be paid in the following manner: a. $100,000.00 is to be paid to Marvin Mahan within three (3) days of the receipt of $480,000.00 on the part of Transtech from those monies presently held in the Court escrow account pursuant to Judge Stanton's order (see previous paragraph);
b. At the time that Transtech receives the $480,000.00 now held in escrow pursuant to Judge Stanton's order, it shall promptly cause to be placed in a third-party escrow account the sum of $100,000.00 which such an account will be an interest-bearing account; c. In the event that the current insurance coverage action pending in the Middlesex Superior Court which has been initiated by Transtech is resolved by way of settlement or judgment and Transtech is in receipt of funds, the $100,000.00 held in the third-party escrow account along with any interest which is garnered on the same, is to be immediately released to Marvin H. Mahan. In the event however, that the insurance coverage action results in a determination of "no cause of action," Transtech shall have no obligation to pay to Marvin H. Mahan the balance of the $200,000.00 obligation described herein and those monies which had been held in the third-party interest bearing escrow account shall become the property of Transtech.

      4.    Indemnification of Marvin H. Mahan
             Transtech Industries shall indemnify Marvin H. Mahan for all liability claims alleged to arise out of Marvin H. Mahan's actions, acts or omissions in his capacity as an officer, director and employee of Transtech Industries. (See Exhibit D for prior names of Transtech Industries, Inc.) It is expressly understood by the parties that in the context of any potential claims directed against Mr. Mahan for such liability which relate to the Chemsol Superfund site located in Piscataway, New Jersey, it shall be the obligation of Transtech Industries, Inc. to defend him with respect to such claims at least until such point in time as it is clear that the claims for such liability directed against Mr. Mahan do not relate to his acts or omissions as an officer, director or employee of Transtech Industries, Inc. or its predecessors. In the event that the claims directed against Mr. Mahan arising out of the Chemsol site relate both to actions and inactions on the part of Mr. Mahan as an officer, director or employee of Transtech
Industries and unrelated actions and inactions on the part of Mr. Mahan, the parties shall work together in an effort to develop a good faith allocation of defense cost obligations relating to such claims. In the event that a claim for indemnification is made by Marvin H. Mahan to Transtech, and Transtech decides that it will not defend Marvin Mahan, it shall apprize counsel for Mr. Mahan in writing of the decision and the reasons for the decision. In the event the parties are unable to successfully conclude efforts to either allocate costs or agree that the claim is covered by the indemnification provision of this agreement the parties further agree that they shall make use of a mediator to resolve the same.

      5.    Assignment of Judge Stanton Monies
            Inmar Associates hereby agrees and assigns to Transtech the right to obtain monies presently in a Superior Court Escrow Account arising out of Orders of Judge Reginald Stanton dated June 1983 and related subsequent Orders (including the Order of March 29, 1997 in Civil Action MRS-C-249-96). Transtech is hereby granted and assigned by Inmar Associates the right (but not the obligations to appeal any and all of Judge Stanton's Orders, including the June 1983 Order and subsequent Orders including all such appeals presently pending in the Appellate Division of the New Jersey Superior Court. As of January 1, 1998, Transtech will undertake responsibility to prosecute any such appeal and shall bear all costs associated with the appeal, including legal fees. Marvin H. Mahan, Inmar Associates and their counsel shall fully cooperate with Transtech and its counsel in a full and complete manner with respect to the prosecution of the appeal. The parties agree that Transtech Industries is entitled to all of Inmar Associates' rights to $480,000.00 of the monies held by the New Jersey Superior Court. If the available monies so held are insufficient to pay $480,000.00 to Transtech, then any other monies which are added to the account during the lifetime of the Judge Stanton Order and related Orders will be available to pay the unsatisfied amount with the understanding, however, that Transtech Industries shall have no right to any recovery against any Superior Court account monies beyond the sum of $480,000.00. Any monies remaining in any Superior Court account in excess of the $480,000.00 which Transtech is entitled shall be deemed to be the property of Inmar Associates, Inc.

      6.    Default Judgment
            Transtech will move as soon as practical after the execution of this Agreement to vacate the default judgment which it obtained in connection with the Kin-Buc, Inc. vs. Inmar Associates litigation pending in the Superior Court of Morris County and proceed with the filing of the appropriate Stipulation of Settlement or Warrant to Satisfy Judgment to properly memorialize the vacation of the default judgment noted above and the resolution of the litigation.

      7.    Payment of Mahan/Inmar Counsel Fees
            Transtech shall reimburse Marvin H. Mahan and Inmar Associates up to $70,000.00 of their outstanding legal fees incurred in the defense of the fraudulent conveyance actions and the defense of the owner/operator theories of recovery directed against Marvin H. Mahan in the context of the Kin-Buc Federal Court Costs Recovery (CERCLA) action. Transtech has paid to counsel for Marvin Mahan and Inmar Associates $40,000.00 of the $70,000.00 of legal fees agreed to be reimbursed. In addition to the reimbursable fees noted above, Transtech agrees to pay to Marvin Mahan $15,000.00 which represents one half of those attorneys fees which Mr. Mahan and Inmar Associates have incurred in the prosecution of a certain appeal of Judge Stanton's Order of June, 1983 and subsequent Orders. Payment of all of the unpaid legal fees described herein shall be made contemporaneous with the execution of this Agreement and is to be delivered to the Trust account of Schenck, Price, Smith & King, on behalf of Marvin H. Mahan and Inmar Associates.

      8.    Mutual Releases
            Inmar Parties and the Transtech Parties hereby mutually release each other as to all claims.

      9.    Governing Law
            This Agreement shall be construed and governed in all respects by the laws of the State of New Jersey.

      10.   Forum Selection
            Any section, suit or proceeding initiated for the purposes of interpreting, enforcing or avoiding any provision hereof by any party shall be instituted in the Courts of the State of New Jersey and all parties hereby submit to the jurisdiction of such Courts. The parties agree, however, that in advance of any formal legal action arising out of the instant agreement and those agreements incorporated herein by reference, they shall consent to a non-binding mediation of any dispute other than the obligation of Transtech Industries to pay $200,000.00 to Marvin H. Mahan, which such mediation shall be conducted pursuant to the dictates of the rules of commercial mediation promulgated by the American Arbitration Association.

      11.   Binding Authority
            The parties hereby mutually represent and warrant to each other that each signatory to this Agreement has the full power, authority and legal right to execute the document on his or its own behalf as well as on behalf of the corporate or other entities referred to herein. Moreover, the parties hereby represent to each other that none of them has executed this document under any duress, undue pressure or fraud and that each hereby expressly agrees to be legally and equitably bound by the expressed terms, covenants and conditions contained herein.
Lastly, the parties mutually represent to one another that each has entered into this Agreement with the assistance of competent counsel of their own choosing.

      12.   Severability
            This Agreement shall be severable such that the invalidity or unenforceability of any portion or provision contained herein shall in no way affect the validity or enforceability of any portion or provision of this Agreement. If any portion or provision of this Agreement is held to be invalid or unenforceable by any Court of competant jurisdiction, then in that event, such a portion or provision shall be deemed amended to the extent, but only to the extent, necessary to make it valid and unenforceable.

      13.   Representations and Warranties
            This Agreement is knowingly and voluntarily entered into by the signatories hereto and each of them declares and represents that no payments, promises, representations or inducements for the execution of this Agreement have been made or in any way relied upon except as provided herein.

      14.   No Admission of Liability
            It is further agreed and understood that the Agreement set forth herein is in the best interests of the parties hereto. This Agreement is given in compromise of various disputed claims and nothing contained herein shall be construed or offered as an admission of liability on behalf of or with respect to any claims asserted by or against the parties and the parties deny any liability and intend merely to avoid litigation and any and all such alleged liability is hereby expressly denied by the parties.

      15.   Amendments or Modifications
            To be legally binding, any amendments or modifications to this Agreement must be in writing, must refer specifically to this Agreement and must be signed by duly authorized representatives of all parties hereto.

      16.   Counterparts
            This Agreement may be executed in counterparts, each such counterpart to be deemed an original, and all such counterparts to constitute one single instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Transtech Industries, Inc.


By /s/ Robert V. Silva
Title President


Marvin H. Mahan


By /s/ Marvin H. Mahan
   Marvin H. Mahan


Inmar Associates, Inc.


By /s/ Marvin H. Mahan
Title President


Tang Realty, Inc.

By /s/ Marvin H. Mahan
Title President

                                   Exhibit A

                                   Exhibit B
                                  ASSIGNMENT
      Assignment made this _________________ day of October 1998 by and between:

      Inmar Associates, Inc., a New Jersey corporation, for itself, and as the successor in interest by consolidation of Red Robin Realty, Inc., a New Jersey corporation, Bluejay Realty, Inc., a New Jersey corporation, Sparrow Realty, Inc., a New Jersey corporation, Bee See Corp., a New Jersey corporation, 364 Union Avenue Company, a New Jersey corporation and Inmar Realty, Inc., a New Jersey corporation, and as a potential successor in interest to Pak Crest, Inc., a New Jersey corporation; Rock Crest, Inc., a New Jersey corporation; Tang Realty, Inc., a New Jersey corporation; Dock Watch Quarry Pit, Inc., a New Jersey corporation, for itself and as a successor by merger of Joe's Quarry, Inc., a New Jersey corporation; Marpak Associates, Inc., a _____________________ corporation formerly named RCC, Inc.; Millington Quarry, Inc., a New Jersey corporation; and Marvin H. Mahan, but only as a potential successor in interest to Marpak, Inc., a Delaware corporation Martin Plastics, Inc., a New Jersey corporation and Chemsol, Inc., a ___________________ corporation (hereinafter referred to as the "Assignors"),

                                    - and -

      Transtech Industries, Inc., a Delaware corporation
(hereinafter referred to as "Assignee").

      WHEREAS the Assignors and/or their predecessors in interest are insureds, with others, under the following policies of insurance issued by (1) Certain Underwriters at Lloyd's, London and London Market Insurers for the period of November 20, 1964 to September 1, 1981 including policy numbers 031127000, 020784000, 031126000, 025065000, 025067000, 025066000, 027068000, 027069000,
028688000, 029999000, and 020099100; (2) First State Insurance
Company for the period of September 1, 1981 to September 1, 1985 including policy numbers 948502, 951704, 953830 and 953885; and
(3) International Insurance Company for the period of September 1, 1984 to September 1, 1985, policy number 5220361296,
(hereinafter collectively referred to as the "Insurance
Policies");

      WHEREAS the Assignors desire to assign to the Assignee any and all claims and causes of action which Assignors have or may have under the Insurance Policies to enable Assignee, in its sole and absolute discretion, to settle claims under the Insurance Policies or sell,the Insurance Policies to the insurance company; and

      WHEREAS the Assignors have received fair and adequate consideration for entering into this Assignment, the receipt of which is hereby acknowledged by Assignors;

      It is, therefore, agreed and stipulated by and among the undersigned parties that:

      1. Assignors, and each Assignor, agree to and do hereby assign to Assignee any and all claims and causes of action under the Insurance Policies;

      2. Assignors, and each Assignor, shall not assert, in any manner, any claim or cause of action they have or may have under the Insurance Policies;

      3. Assignors represent and warrant that each has the authority to make this Assignment;

      4. Assignors, and each Assignor, represent that it has not transferred, assigned or conveyed any of the claims and causes of action under the Insurance Policies to any party other than Assignee;

      5. Assignors, and each Assignor, agree to execute any document required by Assignee and/or the insurance companies which is necessary to effectuate the purpose of this Assignment, including, but not limited to, releases, waivers of coverage, estoppel agreements and any document required by the insurance companies to permit Assignee to sell the Insurance Policies, or any one of the Insurance Policies, to the insurance company. Each Assignor shall execute any such document within five (5) days of presentment. Each Assignor hereby appoints ________________ as its attorney-in-fact to execute any document for the Assignor in the event that the Assignor fails to execute the document on its own behalf within said five days;

      6. Assignors and Assignee intend by this Assignment to preserve, retain and continue all rights and claims under the Insurance Policies. No rights under the Insurance Policies are waived or released by any provision of this Assignment;

      7. This Assignment shall be binding upon the parties, their successors and assigns.

      WHEREUNTO the aforesaid parties hereby indicate their agreement to the terms of this Assignment by executing same on the date first above written.

ASSIGNORS:


_____________________________
Marvin H. Mahan, but only as a
potential successor in interest to Marpak, Inc., a Delaware corporation, Martin Plastics, Inc., a New Jersey corporation, and
Chemsol, Inc., a ________________ corporation.

INMAR ASSOCIATES, INC., a New Jersey corporation, for itself, and as the successor in interest by consolidation of Red Robin Realty, Inc., a New Jersey corporation, Bluejay Realty, Inc., a New Jersey corporation, Sparrow Realty, Inc., a New Jersey corporation, Bee See Corp., a New Jersey corporation, 364 Union Avenue Company, a New Jersey corporation and Inmar Realty, Inc., a New Jersey corporation. and as a potential successor in interest to Pak Crest, Inc., a New Jersey corporation


By:/s/ Marvin H. Mahan
   Marvin H. Mahan, President


ROCK CREST, INC., a New Jersey corporation


By:/s/ Marvin H. Mahan
   Marvin H. Mahan, President


TANG REALTY, INC., a New Jersey corporation


By:/s/ Marvin H. Mahan
   Marvin H. Mahan, President


DOCK WATCH QUARRY PIT, INC., a New Jersey corporation, for itself and as a successor by merger of Joe's Quarry, Inc., a New Jersey corporation


By:/s/ Marvin H. Mahan
   Marvin H. Mahan, President


MARPAK ASSOCIATES, INC., a ____________ corporation,
(formerly named RCC, Inc.)


By:/s/ Marvin H. Mahan
   Marvin H. Mahan, President


MILLINGTON QUARRY, INC., a New Jersey corporation

By:/s/ Gary A. Mahan
   Gary A. Mahan, President


ASSIGNOR:

TRANSTECH INDUSTRIES, INC., a Delaware corporation
(formerly named Scientific Chemical Treatment Co., Inc. and
Scientific, Inc.)


By:/s/ Robert V. Silva
   Robert V. Silva, President
   and Chief Executive Officer

                                  ASSIGNMENT

      This Assignment made this _____________day of October 1998 by and between:

      Millington Quarry, Inc., a New Jersey corporation,
(hereinafter referred to as the "Assignor"),
                                     -and-
      Transtech Industries, Inc., a Delaware corporation
(hereinafter referred to as "Assignee").

                                  WITNESSETH

      WHEREAS the Assignor and/or its predecessors in interest are insured, with others, under the following policies of insurance issued by (1) Certain Underwriters at Lloyd's, London and London Market Insurers for the period of November 20, 1964 to September 1, 1981 including policy numbers 031127000, 020784000, 031126000,
025065000,025067000,025066000,027068000,027069000,028688000,
029999000, and 020099100; (2) First State Insurance Company for the period of September 1, 1981 to September 1, 1985 including policy numbers 948502, 951704, 953830 and 953885; and (3)
International Insurance Company for the period of September 1, 1984 to September 1, 1985, policy number 5220361296; (hereinafter collectively referred to as the "Insurance Policies");

      WHEREAS the Assignor desires to assign to the Assignee any and all claims and causes of action which Assignor has or may have under the Insurance Policies to enable Assignee, in its sole and absolute discretion, to settle claims under the Insurance Policies or sell the Insurance Policies to the insurance company; and

      WHEREAS the Assignor has received fair and adequate consideration for entering into this Assignment the receipt of which is hereby acknowledged by Assignor;

      It is, therefore, agreed and stipulated by and among the undersigned parties that:

      1. Assignor agrees to and does hereby assign to Assignee any and all claims and causes of action under the Insurance
Policies;

      2. Assignor shall not assert, in any manner, any claim or cause of action it has or may have under the Insurance Policies;

      3. Assignor represents and warrants that it has the authority to make this Assignment;

      4. Assignor represents that it has not transferred, assigned or conveyed any of the claims and causes of action under the Insurance Policies to any party other than Assignee;

      5. Assignor agrees to execute any document required by Assignee and/or the insurance companies which is necessary to effectuate the purpose of this Assignment, including, but not limited to, releases, waivers of coverage, estoppel agreements and any document required by the insurance companies to permit Assignee to sell the Insurance Policies, or any one of the Insurance Policies, to the insurance company. Assignor shall execute any such document within five (5) days of presentment. Assignor hereby appoints __________________ as its attorney-in-fact to execute any document for the Assignor in the event that the Assignor fails to execute the document on its own behalf within said five days;

      6. Assignor intends by this Assignment to preserve, retain and continue all rights and claims under the Insurance Policies.
No rights under the Insurance Policies are waived or released by any provision of this Assignment;

      7. This Assignment shall be binding upon the parties, their successors and assigns.

      WHEREUNTO the aforesaid parties hereby indicate their agreement to the terms of this Assignment by executing same on the date first above written.
ASSIGNOR:

MILLINGTON QUARRY, INC., a New Jersey corporation


By:/s/ Gary A. Mahan
   Gary A. Mahan, President


ASSIGNEE:

TRANSTECH INDUSTRIES, INC., a Delaware corporation
(formerly named Scientific Chemical Treatment Co., Inc., and
Scientific, Inc.)


By:/s/ Robert V. Silva
   Robert V. Silva, President
   and Chief Executive Officer


                                   Exhibit C

                                   Exhibit D

                   Prior Names of TRANSTECH Industries, Inc.

      Transtech Industries, Inc. was previously known as Scientific, Inc. and Scientific Chemical Treatment Co., Inc.